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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-159010

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 9, 2009

PRELIMINARY PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED MAY 8, 2009

Satcon Technology Corporation
$20,225,000
             Shares
Common Stock
$           per share

We are offering             shares of our common stock. We have granted the underwriters a 30-day option to purchase up to an additional                      shares from us to cover over-allotments, if any.

Our common stock is listed on the Nasdaq Capital Market under the symbol "SATC." On June 8, 2009, the closing price of our common stock on the Nasdaq Capital Market was $2.23 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE S-3.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

Thomas Weisel Partners LLC                Ardour Capital Investments, LLC

The date of this prospectus supplement is June     , 2009

PROSPECTUS SUPPLEMENT

    Prospective investors may rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide prospective investors with different or additional information. This prospectus supplement and the accompanying prospectus is not an offer to sell nor is it seeking an offer to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities. You should not assume that the information contained in, or incorporated by reference into, this document is accurate as of any date after the respective dates of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since that date.

    Unless the context otherwise requires, the terms "Satcon", "the Company", "our company", "we," "us," "our" and similar names refer collectively to Satcon Technology Corporation and its subsidiaries.

S-i

 ABOUT THIS PROSPECTUS SUPPLEMENT

    This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the common stock we are offering under this prospectus supplement. In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under "Where You Can Find More Information" in this prospectus supplement. Generally, when we refer to "this prospectus," we are referring to this prospectus supplement and the accompanying prospectus as well as to the information incorporated by reference herein and therein. Before investing in shares of our common stock, you should carefully read this prospectus supplement, the accompanying prospectus and the additional information described under "Where You Can Find More Information." If the description of the offering contained in this prospectus supplement varies from that contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

    We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

    This summary highlights selected information and does not contain all the information that you should consider before investing in our stock. You should carefully read this prospectus supplement, the accompanying prospectus, and the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus in their entirety for information about us and our financial statements.

 ABOUT SATCON TECHNOLOGY CORPORATION

    We are a leading clean energy technology provider of utility grade power solutions for the renewable and distributed energy markets. We deliver power conversion solutions and system design services for large-scale renewable energy plants. Our products are utilized by businesses and utility companies to efficiently convert renewable energy sources into stable and reliable electrical power.

    Our PowerGate® Plus suite of photovoltaic and fuel cell power inverters, which are sold through our Renewable Energy Solutions division, offer rugged and reliable solutions that enhance the total output and power production of the solar installation. We also offer system design services and solutions for management, monitoring, and performance measurement to maximize capital investment and improve overall quality and performance over the entire lifespan of the installation.

    In addition to our core power conditioning solutions, we also develop, design and build power conversion electronics, power management and distribution systems for a variety of defense and commercial applications through our Applied Technology division.

    We were incorporated in Delaware in May 1992 under the name of Satcon Technology Corporation. Our principal executive offices are located at 27 Drydock Avenue, Boston, Massachusetts 02210, and our telephone number is (617) 897-2400. Our worldwide web address is www.Satcon.com. The information on our web site is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus.

 THE OFFERING

Common stock offered	shares
Common stock to be outstanding after this offering	shares
Over-allotment option	shares
Use of Proceeds	We estimate that the net proceeds to us from the sale of shares of common stock we are offering will be approximately $ million, after deduction of underwriting discounts and commissions and estimated offering expenses. We intend to use these net proceeds for working capital and other general corporate purposes, and possibly acquisitions of other businesses, products or technologies. Working capital and other general corporate purposes may include research and development expenditures and capital expenditures.
See "Use of Proceeds" on page S-15.
Risk Factors	You should read the "Risk Factors" section of this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.
Nasdaq Capital Market Symbol	SATC

    The number of shares of our common stock to be outstanding after this offering is based on 51,549,472 shares outstanding as of April 4, 2009.

    The number of shares of our common stock to be outstanding after this offering excludes, as of April 4, 2009:

•
25,350,932 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.39 per share;

•
10,851,370 shares of our common stock subject to outstanding stock options at a weighted average exercise price of $2.16 per share;

•
10,091,767 shares of our common stock reserved for future issuances under our stock option plans;

•
935,484 shares of our common stock reserved for issuance upon conversion of our outstanding Series B Preferred Stock; and

•
25,553,278 shares of our common stock reserved for issuance upon conversion of our outstanding Series C Preferred Stock.

    Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters' over-allotment option.

RISK FACTORS

    This offering involves a high degree of risk. You should carefully consider the risks described below and the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in shares of our common stock. Our business, operating results and financial condition could be adversely affected by any of the following risks and the risks set forth in our filings with the SEC which are incorporated by reference in this prospectus supplement and the accompanying prospectus and set forth in the "Where You Can Find More Information" section of this prospectus. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occurs, our business, financial condition and results of operations could suffer and the trading price of our common stock could decline.

 Risks Related to Our Company

The execution of our growth strategy is dependent upon the continued availability of third-party financing arrangements for our customers, and is affected by general economic conditions.

    The current recessionary condition of the general economy and limited availability of credit and liquidity could materially and adversely affect our business and results of operations. Many purchasers of our inverter and other products require financing from third-parties to finance their operations. Given the current recession and the restricted credit markets, certain of our customers may be unable or unwilling to finance the cost to purchase our products or may be forced to cancel previously submitted orders or delay taking shipment until suitable credit is again available. Collecting payment from customers facing liquidity challenges may also be difficult. These factors could materially and adversely affect our anticipated revenue and growth and, accordingly, our results of operations, cash flows and financial condition.

We have a history of operating losses, may not be able to achieve profitability and may require additional capital in order to sustain our businesses.

    For each of the past ten fiscal years, we have experienced losses from operating our businesses. As of April 4, 2009, we had an accumulated deficit of approximately $212.5 million. During the quarter ended April 4, 2009, we had a loss from continuing operations of approximately $10.7 million. If, however, we are unable to operate on a cash flow breakeven basis in the future, we may need to raise additional capital in order to sustain our operations. There can be no assurance that we will be able to achieve such results or to raise such funds if they are required.

We could issue additional common stock, which might dilute the book value of our common stock.

    We have authorized 200,000,000 shares of our common stock, of which 51,549,472 shares were issued and outstanding as of April 4, 2009. Our board of directors has the authority, without action or vote of our stockholders in most cases, to issue all or a part of any authorized but unissued shares. Such stock issuances may be made at a price that reflects a discount from the then-current trading price of our common stock. In addition, in order to raise the capital that we may need at today's stock prices, we will need to issue securities that are convertible into or exercisable for a significant amount of our common stock. These issuances would dilute your percentage ownership interest, which will have the effect of reducing your influence on matters on which our stockholders vote, and might dilute the book value of our common stock. You may incur additional dilution of net tangible book value if holders of stock options, whether currently outstanding or subsequently granted, exercise their options or if warrant holders exercise their warrants to purchase shares of our common stock.

The sale or issuance of a large number of shares of our common stock could depress our stock price.

    As of April 4, 2009, we have reserved 36,202,302 shares of common stock for issuance upon exercise of stock options and warrants and 10,091,767 shares for future issuances under our stock plans. We have also reserved 935,484 shares of common stock for issuance upon conversion of the outstanding Series B Preferred Stock, which can be converted at any time. In addition, we have reserved 25,553,278 shares of common stock for issuance upon conversion of the outstanding Series C Preferred Stock, which can be converted at any time. As of April 4, 2009, holders of warrants and options to purchase an aggregate of 28,356,657 shares of our common stock may exercise those securities and transfer the underlying common stock at any time subject, in some cases, to Rule 144.

We have not consistently complied with Nasdaq's Marketplace Rules for continued listing, which exposes us to the risk of delisting from the Nasdaq Stock Market.

    As a result of our failure to comply with the continued listing requirements of The Nasdaq Global Market, on October 25, 2006 we transferred our securities to The Nasdaq Capital Market. However, if we fail to maintain compliance with the rules for continued listing on The Nasdaq Capital Market, including, without limitation, the minimum $1.00 bid price requirement, and our common stock is delisted from The Nasdaq Capital Market, there could be a number of negative implications, including reduced liquidity in our common stock as a result of the loss of market efficiencies associated with The Nasdaq Capital Market, the loss of federal preemption of state securities law, the potential loss of confidence by suppliers, customers and employees, as well as the loss of analyst coverage and institutional investor interest, fewer business development opportunities and greater difficulty in obtaining financing.

We expect to generate a significant portion of our future revenues from sales of our power control products and cannot assure market acceptance or commercial viability of our power control products.

    We intend to continue to expand development of our power control products. We cannot assure you that potential customers will select Satcon's products to incorporate into their systems or that our customers' products will realize market acceptance, that they will meet the technical demands of their end users or that they will offer cost-effective advantages over existing products. Our marketing efforts have included development contracts with several customers and the targeting of specific market segments for power and energy management systems. We cannot know if our commercial marketing efforts will be successful in the future. Additionally, we may not be able to develop competitive products, our products may not receive market acceptance, and we may not be able to compete profitably in this market, even if market acceptance is achieved. If our products do not gain market acceptance or achieve commercial viability, we will not attain our anticipated levels of profitability and growth.

If we are unable to maintain our technological expertise in design and manufacturing processes, we will not be able to successfully compete.

    We believe that our future success will depend upon our ability to develop and provide products that meet the changing needs of our customers. This requires that we successfully anticipate and respond to technological changes in design and manufacturing processes in a cost-effective and timely manner. As a result, we continually evaluate the advantages and feasibility of new product design and manufacturing processes. We cannot, however, assure you that our process improvement efforts will be successful. The introduction of new products embodying new technologies and the emergence of shifting customer demands or changing industry standards could render our existing products obsolete and unmarketable, which would have a significant impact on our ability to generate revenue. Our future success will depend upon our ability to continue to develop and introduce a variety of new products and product enhancements to address the increasingly sophisticated needs of our customers. We may experience delays in releasing new products and product enhancements in the future. Material delays in introducing new products or product enhancements may cause customers to forego purchases of our products and purchase those of our competitors.

Our contracts with the U.S. government are subject to audit by the Defense Contract Audit Agency and other agencies of the government, which may challenge our treatment of direct and indirect costs and reimbursements, resulting in a material adjustment and adverse impact on our financial condition.

    The accuracy and appropriateness of our direct and indirect costs and expenses under our contracts with the U.S. government are subject to extensive regulation and audit by the Defense Contract Audit Agency or by other appropriate agencies of the U.S. government. These agencies have the right to challenge our cost estimates or allocations with respect to any such contract. Additionally, substantial portions of the payments to us under U.S. government contracts are provisional payments that are subject to potential adjustment upon audit by such agencies. Adjustments that result from inquiries or audits of our contracts could have a material adverse impact on our financial condition or results of operations. Currently 2006, 2007 and 2008 remain open for review with the Defense Contract Audit Agency.

    Since our inception, we have not experienced any material adjustments as a result of any inquiries or audits, but there can be no assurance that our contracts will not be subject to material adjustments in the future.

The U.S. government has certain rights relating to our intellectual property.

    Many of our patents are the result of inventions made under U.S. government-funded research and development programs. With respect to any invention made with government assistance, the government has a nonexclusive, nontransferable, irrevocable, paid-up license to use the technology or have the technology employed for or on behalf of the U.S. government throughout the world. Under certain conditions, the U.S. government also has "march-in rights," which enable the U.S. government to require us to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to responsible applicants, upon terms that are reasonable under the circumstances.

Our business could be adversely affected if we are unable to protect our patents and proprietary technology.

    As of April 4, 2009, we held approximately 61 U.S. patents and had 9 patent applications pending with the U.S. Patent and Trademark Office. We have also obtained corresponding patents in the rest of North America, Europe and Asia for many of these patents. The expiration dates of our patents range from 2009 to 2021, with the majority expiring after 2015. As a qualifying small business from our inception to date, we have retained commercial ownership rights to proprietary technology developed under various U.S. government contracts and grants.

    Our patent and trade secret rights are of significant importance to us and to our future prospects. Our ability to compete effectively against other companies in our industry will depend, in part, on our ability to protect our proprietary technology and systems designs relating to our products. Although we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. Further, our competitors may independently develop or patent technologies that are substantially equivalent or superior to ours. No assurance can be given as to the issuance of additional patents or, if so issued, as to their scope. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by us, it would be costly for us to pursue our rights in an enforcement action and there can be no assurance that we would be successful in enforcing our intellectual property rights. Because we intend to enforce our patents, trademarks and copyrights and protect our trade secrets, we may be involved from time to time in litigation to determine the enforceability, scope and validity of these rights. This litigation could result in substantial costs to us and divert resources from operational goals. In addition, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country where we operate or sell our products. In addition, certain of our customers may request that we provide them with assurances that elements of our intellectual property be available for their use in the event that we are prevented from satisfying our service and warranty obligations to them or their customers.

We may not be able to maintain confidentiality of our proprietary knowledge.

    In addition to our patent rights, we also rely on treatment of our technology as trade secrets through confidentiality agreements, which all of our employees are required to sign, assigning to us all patent rights and other intellectual property developed by our employees during their employment with us. Our employees have also agreed not to disclose any trade secrets or confidential information without our prior written consent. We also rely on non-disclosure agreement to protect our trade secrets and proprietary knowledge. These agreements may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of these agreements or may be independently developed by competitors. Failure to maintain the proprietary nature of our technology and information could harm our results of operations and financial condition by reducing or eliminating our technological advantages in the marketplace.

Others may assert that our technology infringes their intellectual property rights.

    We believe that we do not infringe the proprietary rights of others and, to date, no third parties have asserted an infringement claim against us, but we may be subject to infringement claims in the future. The defense of any claims of infringement made against us by third parties could involve significant legal costs and require our management to divert time from our business operations. If we are unsuccessful in defending any claims of infringement, we may be forced to obtain licenses or to pay royalties to continue to use our technology. We may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If we fail to obtain necessary licenses or other rights, or if these licenses are costly, our operating results may suffer either from reductions in revenues through our inability to serve customers or from increases in costs to license third-party technologies.

Our success is dependent upon attracting and retaining highly qualified personnel and the loss of key personnel could significantly hurt our business.

    To achieve success, we must attract and retain highly qualified technical, operational and executive employees. The loss of the services of key employees or an inability to attract, train and retain qualified and skilled employees, specifically engineering, operations and business development personnel, could result in the loss of business or could otherwise negatively impact our ability to operate and grow our business successfully.

We expect significant competition for our products and services.

    In the past, we have faced limited competition in providing research services, prototype development and custom and limited quantity manufacturing. We expect competition to intensify greatly as commercial applications increase for our products under development. Many of our competitors and potential competitors are well established and have substantially greater financial, research and development, technical, manufacturing and marketing resources than we do. Some of our competitors and potential competitors are much larger than we are. If these larger competitors decide to focus on the development of distributed power and power quality products, they have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of these products more quickly and effectively than we can. There can also be no assurance that current and future competitors will not develop new or enhanced technologies perceived to be superior to those sold or developed by us. There can be no assurance that we will be successful in this competitive environment.

We are dependent on third-party suppliers for the supply of key components for our products.

    We use third-party suppliers for components in many of our systems. From time to time, shipments can be delayed because of industry-wide or other shortages of necessary materials and components from third-party suppliers. A supplier's failure to supply components in a timely manner, or to supply components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to deliver our products in accordance with contractual obligations.

On occasion, we agree to fixed price engineering contracts, which exposes us to losses.

    Most of our engineering design contracts are structured on a cost-plus basis. However, on occasion we have entered into fixed price contracts, which may expose us to loss. In addition, in our manufacturing divisions we accept fixed price contracts via customer purchase orders. A fixed priced contract, by its very nature, requires cost estimates during the bidding process and throughout the contract, as the program proceeds to completion. Depending upon the complexity of the program, the estimated completion costs could change frequently and significantly during the course of the contract. We regularly involve the appropriate people on the program and finance staffs to arrive at a reasonable estimate of the cost to complete. However, due to unanticipated technical challenges and other factors, there is the potential for substantial cost overruns in order to complete a contract in accordance with the contract specifications. At December 31, 2008 and 2007, we had accrued approximately $1.3 million and $1.1 million, respectively, related to an anticipated loss on a fixed price contract.

We are in the process of establishing a contract manufacturing relationship with a Chinese supplier for certain of our inverter products.

    We are in the process of commencing a contract manufacturing relationship with a supplier in China for the manufacture of certain of our inverters as a means of reducing our costs for those products, thereby enabling us to maintain a pricing advantage in the marketplace for these products. Our Chinese contract manufacturer will in turn be developing its own Asian supply sources for the components that are incorporated into our inverters. While we believe that our Chinese contract manufacturer is qualified to manufacture these inverters for us, we may need to address quality and delivery scheduling issues as we develop this new supply chain for these inverters. If we were to encounter significant quality or delivery schedule concerns it might materially and adversely affect our relationships with customers for these inverters and our results of operations.

If we experience a period of significant growth or expansion, it could place a substantial strain on our resources.

    If our power control products are successful in achieving rapid market penetration, we may be required to deliver large volumes of technically complex products or components to our customers on a timely basis at reasonable costs to us. We have limited experience in ramping up our manufacturing capabilities to meet large-scale production requirements and delivering large volumes of our power control products. If we were to commit to deliver large volumes of our power control products, we cannot assure you that we will be able to satisfy large-scale commercial production on a timely and cost-effective basis or that such growth will not strain our operational, financial and technical resources.

Our business could be subject to product liability claims.

    Our business exposes us to potential product liability claims, which are inherent in the manufacturing, marketing and sale of our products, and we may face substantial liability for damages resulting from the faulty design or manufacture of products or improper use of products by end users. We currently maintain a moderate level of product liability insurance, and there can be no assurance that this insurance will provide sufficient coverage in the event of a claim. Also, we cannot predict whether we will be able to maintain such coverage on acceptable terms, if at all, or that a product liability claim would not harm our business or financial condition. In addition, negative publicity in connection with the faulty design or manufacture of our products would adversely affect our ability to market and sell our products.

We are subject to a variety of environmental laws that expose us to potential financial liability.

    Our operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge or release of hazardous materials into the air and water as well as the handling, storage and disposal of these materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource, Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Because we use hazardous materials in certain of our manufacturing processes, we are required to comply with these environmental laws. In addition, because we generate hazardous wastes, we, along with any other person who arranges for the disposal of our wastes, may be subject to potential financial exposure for costs associated with an investigation and remediation of sites at which we have arranged for the disposal of hazardous wastes if those sites become contaminated and even if we fully comply with applicable environmental laws. If we were found to be a responsible party, we could be held jointly and severably liable for the costs of remedial actions. To date, we have not been cited for any improper discharge or release of hazardous materials.

Businesses and consumers might not adopt alternative energy solutions as a means for obtaining their electricity and power needs.

    On-site distributed power generation solutions, such as fuel cell, photovoltaic and wind turbine systems, which utilize our products, provide an alternative means for obtaining electricity and are relatively new methods of obtaining electrical power that businesses may not adopt at levels sufficient to grow this part of our business. Traditional electricity distribution is based on the regulated industry model whereby businesses and consumers obtain their electricity from a government regulated utility. For alternative methods of distributed power to succeed, businesses and consumers must adopt new purchasing practices and must be willing to rely upon less traditional means of purchasing electricity. We cannot assure you that businesses and consumers will choose to utilize on-site distributed power at levels sufficient to sustain our business in this area. The development of a mass market for our products may be impacted by many factors which are out of our control, including:

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market acceptance of fuel cell, photovoltaic and wind turbine systems that incorporate our products;

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the cost competitiveness of these systems;

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regulatory requirements; and

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the emergence of newer, more competitive technologies and products.

    If a mass market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop these products.

Our quarterly operating results are subject to fluctuations, and if we fail to meet the expectations of securities analysts or investors, our share price may decrease significantly.

    Our annual and quarterly results may vary significantly depending on various factors, many of which are beyond our control. Because our operating expenses are based on anticipated revenue levels, our sales cycle for development work is relatively long and a high percentage of our expenses are fixed for the short term, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter. If our earnings do not meet the expectations of securities analysts or investors, the price of our stock could decline.

Provisions in our charter documents and Delaware law may delay, deter or prevent the acquisition of Satcon, which could decrease the value of your shares.

    Some provisions of our certificate of incorporation and bylaws may delay, deter or prevent a change in control of Satcon or a change in our management that you, as a stockholder, may consider favorable. These provisions include:

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authorizing the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares and deter a takeover attempt;

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a board of directors with staggered, three-year terms, which may lengthen the time required to gain control of our board of directors;

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prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

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limitations on who may call special meetings of stockholders.

    In addition, Section 203 of the Delaware General Corporation Law and provisions in some of our stock incentive plans may delay, deter or prevent a change in control of SatCon. Those provisions serve to limit the circumstances in which a premium may be paid for our common stock in proposed transactions, or where a proxy contest for control of our board may be initiated. If a change of control or change in management is delayed, deterred or prevented, the market price of our common stock could suffer.

We are subject to stringent export laws and risks inherent in international operations.

    We market and sell our products and services both inside and outside the United States. We are currently selling our products and services throughout North America and in certain countries in South America, Asia and Europe. Certain of our products are subject to the International Traffic in Arms Regulations (ITAR) 22 U.S.C 2778, which restricts the export of information and material that may be used for military or intelligence applications by a foreign person. Additionally, certain products of ours are subject to export regulations administered by the Department of Commerce, Bureau of Industry Security, which require that we obtain an export license before we can export certain products or technology. Failure to comply with these laws could result in enforcement responses by the government, including substantial monetary penalties, denial of export privileges, debarment from government contracts and possible criminal sanctions.

    Revenue from sales to our international customers for the years ended December 31, 2008 and 2007 were approximately $7.9 million and $6.6 million, respectively. Our success depends, in part, on our ability to expand our market for our products and services to foreign customers and our ability to manufacture products that meet foreign regulatory and commercial requirements. We have limited experience developing and manufacturing our products to comply with the commercial and legal requirements of international markets. We face numerous challenges in penetrating international markets, including unforeseen changes in regulatory requirements, export restrictions, fluctuations in currency exchange rates, longer accounts receivable cycles, difficulties in managing international operations, and the challenges of complying with a wide variety of foreign laws.

We are exposed to credit risks with respect to some of our customers.

    To the extent our customers do not advance us sufficient funds to finance our costs during the execution phase of our contracts, we are exposed to the risk that they will be unable to accept delivery or that they will be unable to make payment at the time of delivery. Occasionally, we accept the risk of dealing with thinly financed entities. In addition, the parent of one of our customers has filed for bankruptcy. To date, we have never received any orders from this customer but there can be no assurance that the bankruptcy filing will not impact the availability of credit to that customer or the submission of potential orders to us. We attempt to mitigate this risk by seeking to negotiate more timely progress payments and utilizing other risk management procedures.

Our loan agreement with Silicon Valley Bank subjects us to various restrictions, which may limit our ability to pursue business opportunities.

    Our loan agreement with Silicon Valley Bank subjects us to various restrictions on our ability to engage in certain activities without the prior written consent of the bank, including, among other things, our ability to:

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dispose of or encumber assets, other than in the ordinary course of business,

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incur additional indebtedness,

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merge or consolidate with other entities, or acquire other businesses, and

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make investments.

    The agreement also subjects us to various financial and other covenants with which we must comply on an ongoing or periodic basis. The financial covenant requires us to maintain a minimum level of tangible net worth, as defined, which varies from month to month. If we violate this or any other covenant, any outstanding debt under this agreement could become immediately due and payable, the bank could proceed against any collateral securing indebtedness and our ability to borrow funds in the future may be restricted or eliminated. These restrictions may also limit our ability to pursue business opportunities or strategies that we would otherwise consider to be in the best interests of the Company.

The holders of our Series B Preferred Stock are entitled to receive liquidation payments in preference to the holders of our common stock.

    As of April 4, 2009, 290 shares of our Series B Preferred Stock were outstanding. Pursuant to the terms of the certificate of designation creating the Series B Preferred Stock, upon a liquidation of our company, the holders of shares of the Series B Preferred Stock are entitled to receive a liquidation payment prior to the payment of any amount with respect to the shares of our common stock. The amount of this preferential liquidation payment is $5,000 per share of Series B Preferred Stock, plus the amount of any accrued but unpaid dividends on those shares. Dividends accrue on the shares of Series B Preferred Stock at a rate of 8% per annum.

The holders of our certain of our outstanding warrants have the right to put those warrants to us for cash if we issue common stock or common stock equivalents at a price per share less than $1.65.

    As of April 4, 2009, we had outstanding Warrant As to purchase up to an aggregate of 2,090,911 shares of common stock and Warrant Cs to purchase up to an aggregate of 1,045,456 shares of common stock. The holder of those warrants may put those warrants to us for a cash amount equal to their Black-Scholes value if we issue common stock or common stock equivalents at a price per share less than $1.65, subject to certain exceptions. These rights are exercisable for the 45-day period following any such issuance. The existence of these rights could limit our ability to raise necessary capital in the future. Furthermore, the exercise of these rights could materially impact our capital resources and materially affect our ability to fund operations.

Risks Related to Our Private Placement of Series C Preferred Stock and Related Warrants

The holders of our Series C Preferred Stock are entitled to receive liquidation payments in preference to the holders of our common stock.

    As of April 4, 2009, 25,000 shares of our Series C Preferred Stock were outstanding. Upon a liquidation of our company, the holders of shares of Series C Preferred Stock are entitled to receive a liquidation payment prior to the payment of any amount with respect to the shares of our common stock. The amount of this preferential liquidation payment is the greater of (i) $1,000 per share of Series C Preferred Stock, plus the amount of any accrued but unpaid dividends on those shares, or (ii) the amount per share that a holder would have received if, immediately prior to the liquidation, that holder's share had been converted to our common stock. Dividends accrue on the shares of Series C Preferred Stock at a rate of 5% per annum. Because of the substantial liquidation preference to which the holders of the Series C Preferred Stock are entitled, the amount available to be distributed to the holders of our common stock upon a liquidation of our company could be substantially limited or reduced to zero.

The certificate of designation governing the Series C Preferred Stock contains various covenants and restrictions which may limit our ability to operate our business.

    Under the certificate of designation governing the Series C Preferred Stock we are not permitted, without the affirmative vote or written consent of the holders of 50% of the Series C Preferred Stock, directly or indirectly, to take any of the following actions or agree to take any of the following actions:

•
authorize, create or issue any shares of preferred stock or other equity securities ranking senior to or on a parity with the Series C Preferred Stock;

•
increase or decrease the total number of authorized shares of Series C Preferred Stock;

•
amend or modify our certificate of incorporation (including the certificate of designation governing the Series C Preferred Stock) or bylaws that would adversely affect the rights, preferences, powers and privileges of the Series C Preferred Stock;

•
incur any form of indebtedness for borrowed money in excess of $5,000,000 in the aggregate (other than indebtedness existing at November 8, 2007);

•
repurchase or redeem any equity securities ranking junior to the Series C Preferred Stock, subject to certain exceptions;

•
effect any distribution or declare, pay or set aside any dividend with respect to any equity securities ranking junior to the Series C Preferred Stock;

•
effect a liquidation, consummate a reorganization event or dispose, transfer or license any material assets, technology or intellectual property, other than non-exclusive licenses in connection with sales of our products in the ordinary course of business;

•
change the size of our board of directors;

•
encumber or grant a security interest in all or substantially all or a material part of our assets except to secure indebtedness permitted above that is approved by our board of directors;

•
acquire a material amount of assets of another entity, through a merger, purchase of assets or purchase of capital stock or otherwise; or

•
enter into any agreement to do or cause to be done any of the foregoing.

These restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities, any of which could have a material adverse impact on our business.

The holders of the Series C Preferred Stock have substantial voting power on matters submitted to a vote of stockholders.

    Generally, the holders of Series C Preferred Stock are entitled to vote on all matters on which the holders of our common stock are entitled to vote, voting together with the holders of our common stock as a single class. Each share of Series C Preferred Stock is entitled to 694 votes. Based on 51,549,472 shares of common stock outstanding as of April 4, 2009, the outstanding shares of Series C Preferred Stock represent, in the aggregate, 25.2% of the voting power of our stock. The voting percentage held by the investors would increase to the extent the shares of Series C Preferred Stock are converted or the warrants issued in the private placement are exercised. Because the investors will own a significant percentage of our voting power, they may have considerable influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including the election of directors and approval of merger, consolidations and the sale of all or substantially all of our assets.

    In addition, the ownership by the investors of a substantial percentage of our total voting power and the terms of the Series C convertible preferred stock could make it more difficult and expensive for a third party to pursue a change of control of our company, even if a change of control would generally be beneficial to our stockholders.

The Series C Preferred Stock is redeemable at the option of the holders under certain circumstances.

    On or after November 8, 2011, the holders of two-thirds of the outstanding shares of Series C Preferred Stock may require us to redeem all or any portion of the outstanding shares of Series C Preferred Stock. The redemption price is equal to 120% of the stated liquidation preference amount, to the extent that the redemption is made in cash, or 140% of the stated liquidation preference amount to the extent that, at our election, the redemption is made in shares of our common stock. If the redemption is made in shares of common stock, the shares will be based on the fair market value of the common stock, based on a 10 day volume weighted average, as of the redemption date. Depending on our cash resources at the time that this redemption right is exercised, we may or may not be able to fund the redemption from our available cash resources. If we were unable to fund the redemption from available cash we would need to find an alternative source of financing to do so. The can be no assurances that we would be able to raise such funds if they are required. If we were not able to finance the redemption in cash, we would have to make the redemption payment in shares of our common stock which would be dilutive to our common stockholders.

The investors in our private placement of Series C Preferred Stock have the right to designate up to four individuals to be elected to our board of directors.

    In the purchase agreement, we agreed that for as long as each investor beneficially owns at least 25% of the Series C Preferred Stock and warrants issued to them in the private placement, each investor would be entitled to designate one individual to be nominated to our board of directors. We also agreed that as long as either investor or both investors beneficially owns at least 25% of the Series C Preferred Stock and warrants issued to them in the private placement, we would include one investor designee in the corporate governance and nominating committee and one investor designee on the compensation committee of our board of directors. Upon the first closing, our board of directors elected Philip J. Deutch, as the designee of NGP Energy Technology Partners, L.P., and David J. Prend, as the designee of RockPort Capital Partners II, L.P., to serve on our board.

    Upon the second closing, as required under the purchase agreement, our board of directors was reduced from nine directors to seven directors, and the investors jointly had the right to designate one additional director who is "independent" (as that term is defined in the regulations of the Nasdaq Stock Market) to serve as a director. Accordingly, effective as of the second closing, three existing directors resigned and the board duly appointed Robert G. Schoenberger, Chairman of the Board and Chief Executive Officer of Unitil Corporation, as the investors' additional independent designee. However, in the event the size of our board of directors is increased to nine members in order to comply with Nasdaq rules, the investors will be entitled to designate an additional independent director.

    The number of investor designees will be appropriately adjusted to the extent required by the applicable rules of Nasdaq.

    Because the holders of Series C Preferred Stock will have the right to designate these members to of our board of directors, as well as designees to serve on our board committees, they will be able to exert considerable influence over the board level decision-making at our company.

We have agreed to give the holders of Series C Preferred Stock the right to participate in subsequent stock issuances.

    We agreed that if we issue and sell any new equity securities prior to December 20, 2009, subject to some exceptions, we will give the investors the right to purchase all or some of those new securities so as we permit the investors to maintain their ownership percentage in our stock. Although the holders of Series C Preferred Stock have waived this right in connection with this offering, the existence of this right may make it more difficult for us to obtain financing from third parties that do not wish to have the Series C Preferred Stock investors participating in their financing.

The Series C Preferred Stock private placement had a substantial dilutive effect on our common stock, and subsequent anti-dilution adjustments could increase the dilutive effect.

    Consummation of the private placement had a substantial dilutive effect on our common stockholders. The aggregate number of shares issued pursuant to the private placement substantially increased the number of shares of our capital stock outstanding on an as converted basis. As a result, the percentage ownership of our common stockholders significantly declined as a result of the private placement. As a result of the private placement, the investors own approximately 46.77% of the outstanding shares of our capital stock, on an as converted basis assuming conversion of all the shares of Series C Preferred Stock and exercise of all warrants (excluding the additional warrants that may be issued from time to time upon the exercise of certain existing warrants).

    Furthermore, the anti-dilution protection provided to both the Series C Preferred stock and the warrants could substantially increase the number of shares of our common stock currently outstanding. Upon a dilutive issuance, the conversion price or exercise price will be adjusted down and the number of shares issuable upon conversion or exercise of the Series C Preferred Stock and warrants will increase. Accordingly, if any shares of our capital stock are issued below the current conversion price, there will be additional dilution.

    Finally, sales in the public market of the common stock acquired upon conversion of the Series C Preferred Stock or exercise of the warrants, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and impair our ability to raise funds in additional stock financings.

Risks Related to the Offering

Investors in this offering will pay a much higher price than the book value of our stock.

    If you purchase common stock in this offering, you will incur immediate and substantial dilution of $             , representing the difference between the amount per share paid by you in this offering and the net tangible book value per share of our common stock after giving effect to this offering at a price of $              per share and after deducting the estimated underwriting discounts and commissions and offering expenses payable by us. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the aggregate number of shares of our common stock outstanding. In the past, we issued options and warrants to acquire common stock and convertible preferred stock that is convertible into shares of our common stock at prices below the offering price. To the extent these outstanding options and warrants are ultimately exercised, you will incur further dilution.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

    Although we anticipate using all of the net proceeds in the offering for working capital and other general corporate purposes, and possibly acquisitions of other business, products or technologies, we will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management could use the net proceeds for corporate purposes that may not increase our profitability or market value.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are based on current expectations, estimates, and projections about our industry, our beliefs, and our assumptions. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date on which they were made, and we undertake no obligation to update these forward-looking statements in the future. We use words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," and variations of these words and similar expressions to identify forward-looking statements. Forward-looking statements also include statements regarding revenue, margins, expenses, and earnings analysis for fiscal 2009 and thereafter; future products or product developments; our product development strategies; beliefs regarding product performance; the success of particular product or marketing programs; and liquidity and anticipated cash needs and availability. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in "Risk Factors" and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and include the following:

•
our history of operating losses;

•
issuance of additional shares of our common stock;

•
our ability to maintain compliance with Nasdaq Marketplace Rules for continued listing on Nasdaq;

•
the demand for our products;

•
our ability to maintain our technological expertise in design and manufacturing processes;

•
our ability to protect our intellectual property;

•
our ability to attract and retain highly qualified personnel;

•
our success against our competitors;

•
our dependence on third-party suppliers;

•
our exposure to losses from fixed price engineering contracts;

•
our ability to manage our growth;

•
product liability claims;

•
environmental laws and regulations;

•
demand for alternative energy solutions;

•
the risks associated with international operations;

•
the credit risks associated with some of our customers; and

•
the availability of sufficient funds for our corporate needs.

 USE OF PROCEEDS

    We estimate that the net proceeds to us from the sale of the          shares of common stock we are offering will be approximately $   million. "Net proceeds" is what we expect to receive after deduction of underwriting discounts and commissions and other estimated expenses for this offering. We estimate that we will receive additional net proceeds of up to approximately $          million if the underwriters exercise their option to purchase additional shares to cover over- allotments in connection with this offering.

    We intend to use the net proceeds from this offering for working capital and other general corporate purposes, and possibly acquisitions of other businesses, products or technologies. Working capital and other general corporate purposes may include research and development expenditures and capital expenditures. We will otherwise retain broad direction with respect to the use of the net proceeds from this offering.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

    Our common stock trades on the Nasdaq Capital Market under the symbol "SATC". The following table sets forth, for the periods indicated, the high and low sales price of our common stock, as reported on the Nasdaq Capital Market:

	High	Low
2009
First Quarter	$1.73	$1.08
Second Quarter (through June 8, 2009)	2.57	1.64
2008
First Quarter	$2.14	$1.39
Second Quarter	3.32	1.77
Third Quarter	2.84	1.80
Fourth Quarter	1.93	1.44
2007
First Quarter	$1.58	$1.14
Second Quarter	1.31	1.08
Third Quarter	1.65	1.02
Fourth Quarter	1.81	1.09

    On June 8, 2009, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $2.23 per share. As of June 8, 2009, there were 51,637,530 shares of our common stock outstanding held by approximately 228 holders of record. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Dividend Policy

    We have never paid cash dividends on our common stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends for the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. In addition, under the terms of our Series B Preferred Stock, we may not pay dividends on our common stock without the consent of the holders of at least 75% of the outstanding shares of Series B Preferred Stock. Furthermore, under the terms of our Series C Preferred Stock, we may not pay dividends on our common stock without the consent of the holders of at least 67% of the outstanding Series C Preferred Stock. In addition, we may not pay dividends on our common stock, unless we have paid all dividends owing on the Series B Preferred Stock and Series C Preferred Stock. Finally, under our credit facility with Silicon Valley Bank, we may not pay dividends on our common stock without the consent of the bank.

CAPITALIZATION

    The following table sets forth our cash and cash equivalents and capitalization as of April 4, 2009:

•
on an actual basis; and

•
on an adjusted basis to give effect to the issuance of              shares of our common stock, at the offering price of $              per share, after deducting underwriting discounts and commissions and our estimated offering expenses, and without exercise of the option granted to the underwriters to purchase additional shares of common stock to cover over-allotments, if any.

    The information set forth in the following table should be read in conjunction with and is qualified in its entirety by our consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and accompanying prospectus.

	As of April 4, 2009
	Actual	As Adjusted
	(in thousands except share and per share data)
Cash and cash equivalents	$6,746	$
Redeemable convertible Series B preferred stock (290 shares issued and outstanding at April 4, 2009; face value $5,000 per share; liquidation preference $1,450,000, actual and as adjusted)	1,450		1,450
Redeemable convertible Series C preferred stock (25,000 shares issued and outstanding at April 4, 2009; face value $1,000 per share, liquidation preference $26,671,038, actual and as adjusted)	18,391		18,391
Stockholders' deficit:
Common stock: $0.01 par value; 200,000,000 shares authorized; 51,549,472 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	515
Additional paid-in capital	171,651
Accumulated deficit	(212,540)		(212,540)
Accumulated other comprehensive loss	(1,770)		(1,770)

Total stockholders' deficit	$(42,144)	$

Total capitalization	$(22,303)	$

    The number of shares of our common stock to be outstanding after this offering excludes, as of April 4, 2009:

•
25,350,932 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.39 per share;

•
10,851,370 shares of our common stock subject to outstanding stock options at a weighted average exercise price of $2.16 per share;

•
10,091,767 shares of our common stock reserved for future issuances under our stock option plans;

•
935,484 shares of our common stock reserved for issuance upon conversion of our outstanding Series B Preferred Stock; and

•
25,553,278 shares of our common stock reserved for issuance upon conversion of our outstanding Series C Preferred Stock.

 UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement, each of the underwriters named below has severally agreed to purchase from us the aggregate number of shares of common stock set forth opposite their respective names below:

Underwriters	Number of Shares
Thomas Weisel Partners LLC
Ardour Capital Investments, LLC

Total

    The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriters' obligations commits them to purchase and pay for all of the shares of common stock listed above if any are purchased.

    The underwriting agreement provides that we will indemnify the underwriters against liabilities specified in the underwriting agreement under the Securities Act, or will contribute to payments that the underwriters may be required to make relating to these liabilities.

    Thomas Weisel Partners LLC expects to deliver the shares of common stock to purchasers on or about June     , 2009.

Over-Allotment Option

    We have granted a 30-day over-allotment option to the underwriters to purchase up to a total of             additional shares of our common stock at the public offering price, less the underwriting discount payable by us, as set forth on the cover page of this prospectus. If the underwriters exercise this option in whole or in part, then each of the underwriters will be separately committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our common stock in proportion to their respective commitments set forth in the table above.

Commissions and Discounts

    The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus, and at this price less a concession not in excess of $         per share of common stock to other dealers specified in a master agreement among underwriters who are members of the Financial Industry Regulatory Authority. The underwriters may allow, and the other dealers specified may reallow, concessions not in excess of $         per share of common stock to these other dealers. After this offering, the offering price, concessions and other selling terms may be changed by the underwriters. Our common stock is offered subject to receipt and acceptance by the underwriters and to the other conditions, including the right to reject orders in whole or in part.

    The following table summarizes the compensation to be paid to the underwriters by us and the proceeds, before expenses, payable to us:

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

Indemnification of Underwriters

    We will indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

    The underwriters will require all of our directors and officers and certain of our stockholders to agree not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Thomas Weisel Partners LLC for a period of 90 days after the date of this prospectus. Notwithstanding the foregoing, if (a) during the last 17 days of this 90-day period, we release earnings results or announce material news or a material event or (b) prior to the expiration of this 90-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, then in either case the above restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Thomas Weisel Partners LLC waives, in writing, such extension.

    The restrictions described in the immediately preceding paragraph do not apply to:

•
the transfer of shares of common stock by gift, will, or intestacy; and

•
the distribution of shares of common stock to partners, members, or shareholders of the stockholder,

provided that each donee or transferee agrees to be subject to the restrictions described in the immediately preceding paragraph.

    We have agreed that for a period of 90 days after the date of this prospectus, we will not, without the prior written consent of Thomas Weisel Partners LLC, offer, sell or otherwise dispose of any shares of common stock, except for:

•
the shares of common stock offered in this offering;

•
the shares of common stock issuable upon exercise of outstanding options or warrants on the date of this prospectus; and

•
the shares of our common stock that are issued under our stock option plans.

Nasdaq Capital Market Listing

    Our common stock is quoted on the Nasdaq Capital Market under the symbol "SATC."

Discretionary Accounts

    The underwriters do not expect sales of shares of common stock offered by this prospectus to any accounts over which they exercise discretionary authority to exceed five percent of the shares offered.

Short Sales, Stabilizing Transactions and Penalty Bids

    In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the Securities and Exchange Commission.

    Short sales.    Short sales involve the sales by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional shares from us in this offering. The underwriters may close out any covered short position by either exercising their over-allotment option to purchase shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are any short sales in excess of such over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

    Stabilizing transactions.    The underwriters may make bids for or purchases of the shares for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

    Penalty bids.    If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages presales of the shares.

    The transactions above may occur on the Nasdaq Capital Market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. If these transactions are commenced, they may be discontinued without notice at any time.

Transfer Agent

    The transfer agent for our common stock is American Stock Transfer and Trust Company. Its address is 59 Maiden Lane, Plaza Level, New York, New York 10038, and its telephone number is (800) 937-5449.

LEGAL MATTERS

    Certain legal matters with respect to the validity of the common stock offered by this prospectus supplement will be passed upon for us by Greenberg Traurig, LLP, Boston, Massachusetts. Goodwin Procter LLP, Boston, Massachusetts, is counsel for the underwriters in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents that we have filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the Securities and Exchange Commission's website at http://www.sec.gov.

    We also make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any other reports we file under the Securities Exchange Act of 1934, as amended, as well as Section 16 insider holdings reports on Form 3, Form 4 and Form 5, filed by our executive officers and directors and all amendments to these reports, as soon as reasonably practicable after such material is filed electronically with, or furnished to, the SEC. These reports may be found at http://investor.satcom.com/sec.cfm. Additionally, our board committee charters and code of ethics are available on our website and in print to any stockholder who requests them. Please note that our internet address is included in this prospectus as an inactive textual reference and the information included on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

    This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement and the exhibits to that registration statement from the SEC at the address listed above or from the SEC's website listed above.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    We are "incorporating by reference" into this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except as described below. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC, other than any portions of such documents that are not deemed "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in accordance with the Exchange Act and applicable SEC rules:

•
our Annual Report on Form 10-K for our fiscal year ended December 31, 2008, filed with the SEC on March 12, 2009;

•
our definitive Proxy Statement filed with the SEC on April 27, 2009;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2009, filed with the SEC on May 12, 2009;

•
our Current Report on Form 8-K, filed with the SEC on March 5, 2009; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 6, 1992, including any amendments or reports filed for the purpose of updating that description.

    All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus supplement to the end of the offering of the shares of our common stock pursuant to this prospectus supplement shall also be deemed to be incorporated herein by reference (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and will automatically update information in this prospectus supplement and the accompanying prospectus.

    Any statements made in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

    You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Satcon Technology Corporation
27 Drydock Avenue
Boston, MA 02210
Attn: Investor Relations Department
(617) 897-2400

PROSPECTUS

Satcon Technology Corporation

$25,000,000

Common Stock
Preferred Stock
Warrants
Purchase Contracts
Depositary Shares
Debt Securities
Subsidiary Guarantees of Debt Securities
Units

        This prospectus relates to common stock, preferred stock, warrants, purchase contracts, depositary shares, debt securities and units that we may sell from time to time in one or more offerings up to a total dollar amount of $25,000,000 on terms to be determined at the time of sale. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries, on terms to be determined at the time of the offering. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

        Our common stock is traded on the Nasdaq Capital Market under the symbol "SATC."

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2009

Important Notice about the Information Presented in this Prospectus

        You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled "Where You Can Find More Information." We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" carefully before making an investment decision.

        Unless the context otherwise requires, the terms "Satcon," "the Company," "our company," "we," "us," "our" and similar names refer collectively to Satcon Technology Corporation and its subsidiaries.

ABOUT SATCON TECHNOLOGY CORPORATION

        We are a leading clean energy technology provider of utility grade power solutions for the renewable and distributed energy markets. We deliver power conversion solutions and system design services for large-scale renewable energy plants. Our products are utilized by businesses and utility companies to efficiently convert renewable energy sources into stable and reliable electrical power.

        Our PowerGate® Plus suite of photovoltaic and fuel cell power inverters, which are sold through our Renewable Energy Solutions division, offer rugged and reliable solutions that enhance the total output and power production of the solar installation. We also offer system design services and solutions for management, monitoring, and performance measurement to maximize capital investment and improve overall quality and performance over the entire lifespan of the installation.

        In addition to our core power conditioning solutions, we also develop, design and build power conversion electronics, power management and distribution systems for a variety of defense and commercial applications through our Applied Technology division.

        We were incorporated in Delaware in May 1992 under the name of Satcon Technology Corporation. Our principal executive offices are located at 27 Drydock Avenue, Boston, Massachusetts 02210, and our telephone number is (617) 897-2400. Our worldwide web address is www.Satcon.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

RISK FACTORS

        Investing in our securities involves significant risks. Please see the risk factors under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and 8-Ks filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

 SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. See "Risk Factors." You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us.

 RATIO OF EARNINGS TO FIXED CHARGES

        We have not recorded earnings for any of our last five fiscal years and, accordingly, are unable to cover fixed charges from our earnings. Loss consists of loss before provision for income taxes and cumulative effects of accounting changes plus fixed charges. Fixed charges consist of interest expense and a portion of rental expense that we believe to be representative of interest. The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. The following table discloses our dollar coverage deficiency.

	Fiscal Year Ended December 31,				Fiscal Year Ended September 30,
				Three Months Ended December 31, 2005
	2008	2007	2006		2005	2004
Earnings (in thousands)	$(14,340)	$(15,555)	$(25,051)	$(549)	$(14,011)	$(3,604)
Fixed charges (in thousands)	$—	$3,344	$1,168	$45	$429	$6,368
Ratio of earnings to fixed charges	—	(4.65)	(21.44)	(12.26)	(32.64)	(0.57)
Coverage deficiency to attain a ratio of 1:1 (in thousands)	$14,340	$18,899	$26,365	$594	$14,440	$9,972

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        We have not recorded earnings for any of our last five fiscal years and, accordingly, are unable to cover combined fixed charges and preferred dividends from our earnings. Loss consists of loss before provision for income taxes and cumulative effects of accounting changes plus fixed charges. Fixed charges consist of interest expense and a portion of rental expense that we believe to be representative of interest. The ratio of earnings to combined fixed charges and preferred dividends was computed by dividing earnings by combined fixed charges and preferred dividends. The following table discloses our dollar coverage deficiency.

	Fiscal Year Ended December 31,				Fiscal Year Ended September 30,
				Three Months Ended December 31, 2005
	2008	2007	2006		2005	2004
Earnings (in thousands)	$(14,340)	$(15,555)	$(25,051)	$(549)	$(14,011)	$(3,604)
Combined fixed charges and
preferred dividends (in thousands)	$130	$3,482	$1,315	$87	$557	$6,719
Ratio of earnings to combined
fixed charges and preferred
dividends	(110.03)	(4.47)	(19.05)	(6.29)	(25.17)	(0.54)
Coverage deficiency to attain a ratio of 1:1 (in thousands)	$14,470	$19,037	$26,365	$637	$14,568	$10,323

 USE OF PROCEEDS

        We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes, and possibly acquisitions of other businesses, products or technologies. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures and any other purpose that we may specify in any prospectus supplement. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        We may sell from time to time, in one or more offerings:

  •
  common stock;

  •
  preferred stock;

  •
  depositary shares;

  •
  debt securities;

  •
  warrants to purchase common stock, preferred stock, depositary shares, debt securities or units;

  •
  purchase contracts; or

  •
  units comprised of common stock, preferred stock, depositary shares, warrants, purchase contracts and debt securities in any combination.

        This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by one or more of our subsidiaries, on terms to be determined at the time of the offering. In this prospectus, we refer to the common stock, preferred stock, depositary shares, debt securities, subsidiary guarantees, warrants, purchase contracts and units collectively as "securities." The total dollar amount of all securities (not including guarantees) that we may issue will not exceed $25,000,000.

        If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

        The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our certificate of incorporation and bylaws.

General

        Under our certificate of incorporation, we have authority to issue 200,000,000 shares of common stock, par value $0.01 per share. As of April 4, 2009, there were 51,549,472 shares of common stock issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Accordingly, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.

        In addition, as of April 4, 2009:

  •
  there were outstanding warrants to purchase an aggregate of up to 25,350,932 shares of our common stock at a weighted average exercise price of $1.39 per share;

  •
  there were an aggregate of 10,851,370 shares of our common stock subject to outstanding stock options at a weighted average exercise price of $2.16 per share;

  •
  10,091,767 shares of our common stock were reserved for future issuances under our stock option plans;

  •
  935,484 shares of our common stock were reserved for issuance upon conversion of our outstanding Series B Preferred Stock, which is described below under "Description of Preferred Stock—General"; and

  •
  25,553,278 shares of our common stock were reserved for issuance upon conversion of our outstanding Series C Preferred Stock, which is described below under "Description of Preferred Stock—General."

Dividends

        Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive dividends pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock.

Voting Rights

        Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise provided by Delaware law or as provided with respect to any other class or series of stock, such as our Series C Preferred Stock, as discussed in more detail below. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights

        Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent

        The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Its address is 59 Maiden Lane, Plaza Level, New York, NY 10038.

Listing

        Our common stock is listed on the Nasdaq Capital Market under the symbol "SATC."

 DESCRIPTION OF PREFERRED STOCK

        The following is a description of the material terms and provisions of our preferred stock. It may not contain all the information that is important to you. You can access complete information by referring to our certificate of incorporation and bylaws and to any applicable amendment to the certificate of incorporation designating terms of a series of preferred stock, including, without limitation, certificates of designation.

General

        Under our certificate of incorporation, we have authority to issue 1,000,000 shares of preferred stock, par value $.01 per share.

        As of April 4, 2009, 290 shares of our Series B Preferred Stock were outstanding. The shares of Series B Preferred Stock bear a cumulative dividend at a rate of 8% per annum of the $5,000 per share liquidation preference. Dividends are payable semi-annually and, except in certain limited circumstances, may be paid by us, at our option, either through the issuance of shares of common stock or in cash. In the event of a liquidation of our company, the holders of shares of the Series B Preferred Stock are entitled to receive a liquidation payment prior to the payment of any amount with respect to the shares of our common stock. The amount of this preferential liquidation payment is $5,000 per share of Series B Preferred Stock, plus the amount of any accrued but unpaid dividends on those shares. Each outstanding share of Series B Preferred Stock is convertible into a number of shares of common stock equal to $5,000 divided by the conversion price of the Series B Preferred Stock, which is currently $1.55, but may be adjusted if certain events occur, including the issuance of shares of common stock at a price less than the conversion price. The holders of Series B Preferred Stock are entitled to redeem their shares of Series B Preferred Stock immediately prior to the consolidation, merger or business combination of Satcon with another entity, the sale or transfer of more than 50% of Satcon's assets or the closing of a purchase, tender or exchange offer made to the holders of more than 50% of the outstanding common stock. In such an event, the redemption price per share will equal $6,250 plus any accrued but unpaid dividends and liquidated damages. We may pay the redemption price in either cash or shares of common stock.

        As of April 4, 2009, 25,000 shares of our Series C Preferred Stock were outstanding. Set forth below are the material terms of the Series C Preferred Stock:

  •
  Seniority.  The Series C Preferred Stock ranks senior to the common stock and senior to all other existing or future classes or series of preferred stock or other equity securities, other than the outstanding Series B Preferred Stock, with which it ranks pari passu.

  •
  Dividends.  Holders of the Series C Preferred Stock have the right to receive, in preference to all other classes of stock junior in rank to the Series C Preferred Stock, cumulative dividends at a rate of 5% of the stated liquidation preference amount, as defined below. After the payment of this dividend, holders of the Series C Preferred Stock are entitled to participate on an as converted basis in the payment of any dividends on the common stock.

  •
  Liquidation Preference.  Upon a liquidation, dissolution, winding-up, consolidation, merger, sale of substantially all assets or similar event, holders of the Series C Preferred Stock have the right to receive, in preference to all other classes of our stock junior in rank to the Series C Preferred Stock, an amount per share equal to the greater of (i) $1,000 per share plus all accrued but unpaid dividends (the "stated liquidation preference amount"), or (ii) the amount per share that a holder would have received if, immediately prior to the liquidation, that holder's share had been converted to common stock. After payment of the liquidation preference described above, holders of the Series C Preferred Stock are not entitled to any further participation in any distribution of our assets.

  •
  Conversion.  Each share of Series C Preferred Stock is convertible into that number of shares of common stock equal to the quotient determined by dividing 1,000 (plus accrued dividends) by the conversion price. The initial conversion price of the Series C Preferred Stock is $1.04 per share. The conversion price is subject to adjustment under certain conditions and upon the occurrence of certain events, as described below. The holder of a share of Series C Preferred Stock may elect to convert that holder's share at any time. In addition, after November 8, 2009, we have the right to force conversion of all Series C Preferred Stock if, for a 180 consecutive day period, the average closing price of our common stock is equal to at least $7.00, subject to adjustment for stock dividends, stock splits or other similar recapitalizations. The Series C Preferred Stock will receive weighted average anti-dilution protection in the event of a dilutive issuance in accordance with a formula set forth in the certificate of designation.

  •
  Voting.  The holders of Series C Preferred Stock are entitled to vote on all matters on which the holders of common stock are entitled to vote, voting together with the holders of common stock as a single class. Each share of Series C Preferred Stock is entitled to that number of votes as is equal to the quotient determined by dividing (i) the original issue price of $1,000 by (ii) $1.44. Accordingly, each share of Series C Preferred Stock is entitled to 694 votes. The number of votes to which a share of Series C Preferred Stock is entitled is subject to adjustment for any stock dividends, combinations, splits and the like with respect to shares of common stock. We are not permitted, without the affirmative vote or written consent of the holders of at least 67% of the outstanding Series C Preferred Stock (50% of the outstanding Series C Preferred Stock with respect to items (4), (5) and (8) below), directly or indirectly, to take any of the following actions or agree to take any of the following actions:

  (1)
  authorize, create or issue any shares of preferred stock or other equity securities ranking senior to or on a parity with the Series C Preferred Stock;

  (2)
  increase or decrease the total number of authorized shares of Series C Preferred Stock;

  (3)
  amend or modify our certificate of incorporation (including the certificate of designation governing the Series C Preferred Stock) or bylaws that would adversely affect the rights, preferences, powers and privileges of the Series C Preferred Stock;

  (4)
  repurchase or redeem any shares of Series B Preferred Stock (except pursuant to the existing terms of the Series B Preferred Stock) or any equity securities ranking junior to the Series C Preferred Stock, subject to certain exceptions;

  (5)
  effect any distribution or declare, pay or set aside any dividend with respect to any equity securities ranking junior to the Series C Preferred Stock;

  (6)
  incur any form of indebtedness for borrowed money in excess of $5,000,000 in the aggregate (other than indebtedness existing at November 8, 2007);

  (7)
  effect a liquidation, consummate a reorganization event or dispose, transfer or license any material assets, technology or intellectual property, other than non-exclusive licenses in connection with sales of our products in the ordinary course of business;

  (8)
  consummate any transaction that results in the transfer or issuance of securities, or options, warrants or other rights to receive securities of a subsidiary or any other transaction following which a subsidiary no longer remains wholly-owned by us or pursuant to which any third party has a right to purchase securities of a subsidiary;

  (9)
  change the size of our board of directors;

    (10)
    encumber or grant a security interest in all or substantially all or a material part of our assets except to secure indebtedness permitted above that is approved by our board of directors;

    (11)
    acquire a material amount of assets of another entity, through a merger, purchase of assets or purchase of capital stock or otherwise; or

    (12)
    enter into any agreement to do or cause to be done any of the foregoing.

  •
  Redemption.  On or after November 8, 2011, the holders of two-thirds of the outstanding shares of Series C Preferred Stock may require us to redeem all or any portion of the outstanding shares of Series C Preferred Stock. The redemption price is equal to 120% of the liquidation preference amount, to the extent that the redemption is made in cash, or 140% of the liquidation preference amount to the extent that, at our election, the redemption is made in shares of common stock. If the redemption is made in shares of common stock, the shares will be based on the fair market value of the common stock, based on a 10 day volume weighted average, as of the redemption date.

        We did not have any other shares of preferred stock outstanding as of the date of this prospectus. Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to fix, for each series, the designations, powers and preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, as are permitted by Delaware law. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock. When issued, the preferred stock will be fully paid and nonassessable and will have no preemptive rights.

Terms

        If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

  •
  the title of the series and stated value;

  •
  the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

  •
  the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

  •
  the date from which dividends on the preferred stock will accumulate, if applicable;

  •
  any procedures for auction and remarketing;

  •
  any provisions for a sinking fund;

  •
  any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

  •
  any securities exchange listing;

  •
  any voting rights and powers;

  •
  whether interests in the preferred stock will be represented by depository shares;

  •
  the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

  •
  a discussion of any material U.S. federal income tax considerations;

  •
  the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

  •
  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue receipts for depositary shares representing fractional shares of preferred stock. The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

        The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences, and privileges, and will be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following summaries of material provisions of the deposit agreement, the depositary shares, and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts will entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

        The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Underlying Preferred Stock

        Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

        If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting

        Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

        If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder's depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock, the initial issuance of the depositary shares, any redemption of the preferred stock, and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income, and other taxes and governmental charges and other specified charges as provided in the deposit arrangement for their accounts. If these charges have not been paid, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt.

Limitation on Liability

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts, or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Corporate Trust Office of Preferred Stock Depositary

        The preferred stock depositary's corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Reports to Holders

        We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will forward those reports and communications to the holders of depositary shares. Upon request, the preferred stock depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person's interest as an owner of depositary shares evidenced by the receipts.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities or units. Warrants may be issued independently or together with common stock, preferred stock, depositary shares, debt securities or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

  •
  the offering price and aggregate number of warrants offered;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase common stock, preferred stock, depositary shares or units, the number of shares of common stock, preferred stock, depositary shares or units, as the case may be, purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which this principal amount of debt securities may be purchased upon exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of common stock or preferred stock, depositary shares, warrants, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of common stock or preferred stock, depositary shares, warrants, or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units, each consisting of a purchase contract and one or more of the other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder's obligations under the purchase contract. If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder's obligations in a manner specified in the applicable prospectus supplement, and in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

        The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

  •
  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

  •
  whether the purchase contracts are to be prepaid or not;

  •
  whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

  •
  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

  •
  any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

  •
  whether the purchase contracts will be issued in fully registered or global form.

Material U.S. federal income tax consideration applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND SUBSIDIARY GUARANTEES

        This section outlines some of the provisions of the debt securities and any related subsidiary guarantees we may issue and the indenture and supplemental indentures pursuant to which they may be issued. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to the form of indenture and the applicable supplemental indenture with respect to the debt securities of any particular series and any related subsidiary guarantees. The specific terms of any series of debt securities and any related subsidiary guarantees will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of debt securities and any related subsidiary guarantees may differ from the general description of terms presented below.

        We may issue secured or unsecured debt securities. Our debt securities and any related subsidiary guarantees will be issued under an indenture to be entered into between us and a trustee to be designated by us, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our debt securities may be convertible into our common stock or other of our securities.

        When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        Unless otherwise specified in a supplement to this prospectus, the debt securities and any related subsidiary guarantees will be the direct, unsecured obligations of the issuers thereof and will rank equally with all of the issuers' other unsecured and unsubordinated indebtedness. The holders of our debt securities will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries, except to the extent our subsidiaries guarantee our obligations under that series of debt securities.

        The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally, by some or all of our wholly-owned domestic subsidiaries. The obligations of each subsidiary guarantor, if any, under its guarantee, if any, will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities and any related subsidiary guarantees will be subordinated to other indebtedness that we or our subsidiary guarantors have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to such debt securities and related subsidiary guarantees.

        We have described select portions of the indenture below. This description may not contain all of the information that is important to you. The form of indenture has been included as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions.

General

        The terms of each series of debt securities and any related subsidiary guarantees will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers' certificate or by a supplemental indenture. (Section 2.02)

        We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. When we offer a particular series of debt securities, we will identify the title of the debt securities, the trustee or trustees (to which we refer in this description collectively as the trustee), any subsidiary guarantors and the aggregate principal amount of the debt securities we are offering, and we will describe the following terms of the debt securities, if applicable:

  •
  the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which we will pay the principal on the debt securities;

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  the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine the rate or rates (including any rate or rates determined by reference to any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where principal of and interest on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

  •
  the terms and conditions on which we may redeem the debt securities;

  •
  any obligations we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the date or dates on which or period or periods within which, the price or prices at which and the other detailed terms and provisions upon which the debt securities will be redeemed or purchased pursuant to such obligations;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

  •
  whether the debt securities will be issued as bearer or fully registered securities and, if they are to be issued as fully registered securities, whether they will be in the form of certificated debt securities or global debt securities;

  •
  the portion of principal amount of the debt securities payable upon acceleration or declaration of acceleration of the maturity date, if other than the principal amount;

  •
  the currency of denomination of the debt securities;

  •
  the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

  •
  if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

  •
  the terms, if any, of subordination of the debt securities;

  •
  the terms, if any, of any guarantee of the payment of principal of and interest on the debt securities by any of our subsidiaries (including the identity of any guarantor), whether any such guarantee shall be made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

  •
  any provisions relating to any security provided for the debt securities or any subsidiary guarantees (including any security to be provided by any subsidiary guarantor);

  •
  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any provisions relating to conversion of any debt securities into equity interests, including the conversion price and the conversion period, whether conversion will be mandatory, at the option of the holders of the debt securities or at our option, events requiring an adjustment of the conversion price, and provisions affecting conversion if the debt securities are redeemed;

  •
  any exchange features of the debt securities;

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  whether any underwriter(s) will act as market maker(s) for the debt securities;

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  the extent to which a secondary market for the debt securities is expected to develop;

  •
  any addition to or change in the provisions relating to satisfaction and discharge of the indenture described in this prospectus with respect to the debt securities, or in the provisions relating to legal defeasance or covenant defeasance under the indenture described in this prospectus with respect to the debt securities;

  •
  any addition to or change in the provisions relating to modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

  •
  any other terms or provisions of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

  •
  any registrars, paying agents, service agents, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities. (Section 2.02)

        We will provide you with information on the material United States federal income tax considerations and other special considerations applicable to any series of debt securities in the applicable prospectus supplement.

        The indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officers' certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

        One or more series of debt securities may be sold at a discount to their stated principal amount or may bear no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, commodity indices, stock exchange indices, financial indices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, commodity indices, stock exchange indices, financial indices, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, commodity indices, stock exchange indices, financial indices, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general United States federal tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

        When we determine to issue debt securities, we will instruct the trustee to authenticate for issuance such debt securities in a principal amount that we will provide in a resolution of our board of directors, in an officers' certificate or by a supplemental indenture. Our instructions may authorize the trustee to authenticate and deliver such debt securities upon our oral or electronic instructions or the oral or electronic instructions of our authorized agent or agents. (Section 2.03)

Transfer and Exchange

        We expect most debt securities to be issued in denominations of $1,000 and integral multiples thereof. Each debt security will be represented by either one or more global securities deposited with and registered in the name of a depositary to be designated by us in the applicable prospectus supplement, or a nominee (we refer to any debt security represented by a global security as a "book-entry debt security"), or by a certificate issued in definitive registered or bearer form (we refer to any fully registered debt security represented by a certificate as a "registered certificated debt security"), as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Securities" below, book-entry debt securities will not be issuable in certificated form.

        You may transfer or exchange registered certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of registered certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.07)

        You may effect the transfer of registered certificated debt securities, and the right to receive the principal of and interest on those registered certificated debt securities, only by surrendering the certificate representing those registered certificated debt securities and the issuance by us or the trustee of a certificate to the new holder. (Section 2.07)

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "depositary") identified in the prospectus supplement. Global securities will be issued to the depositary in registered certificated form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement. (Section 2.14)

No Protection in the Event of a Change of Control or a Highly Leveraged Transaction

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to the particular debt securities being issued.

Subordination

        Debt securities of a series, and any related subsidiary guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as will be defined in the applicable prospectus supplement) to the extent set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or sell, lease, transfer, convey, or otherwise dispose of or assign all or substantially all of our properties and assets to, any entity or enter into a plan of liquidation unless:

  •
  we are the resulting or surviving corporation in such consolidation or merger or the successor entity in the transaction (if other than us)(or, in the case of a plan of liquidation, any entity to which our properties or assets are transferred), is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes, by supplemental indenture, our obligations on the debt securities and under the indenture; and

  •
  immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, shall have occurred and be continuing.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us or any of our other subsidiaries (Section 5.01).

Events of Default

        An "event of default" means, with respect to any series of debt securities, any of the following:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 consecutive days;

  •
  default in the payment of principal of any debt security of that series when and as due and payable;

  •
  default on any obligation to deposit any sinking fund payment when and due and payable in respect of any debt security of that series;

  •
  default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization with respect to us; and

  •
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement (Section 6.01).

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute a default under certain of our other indebtedness outstanding from time to time, as may be provided in the terms governing that other indebtedness.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities (Section 6.02).

        At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on the acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived (and certain other conditions have been satisfied) as provided in the indenture. (Section 6.02) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives reasonable security or indemnity satisfactory to it against any cost, expense or liability. (Section 7.02(f)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series (Section 6.05).

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or such debt securities for any remedy under the indenture, unless the trustee for such debt securities:

  •
  has failed to act for a period of 60 days after receiving notice of a continuing event of default with respect to such debt securities from such holder and a request to act by holders of not less than 25% in principal amount of the outstanding debt securities of that series;

  •
  has been offered indemnity satisfactory to it in its reasonable judgment; and

  •
  has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request (Section 6.06).

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment (Section 6.07).

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers' certificate as to compliance with the indenture (Section 4.04). The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default (except in payment of the principal of or interest on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities (Section 7.05).

Modification and Waiver

        Generally, we may amend the indenture with the consent of, and our compliance with provisions of the indenture may be waved by, the holders of a majority in principal amount of the outstanding debt securities of each series affected by the amendment or waiver. However, we may not make any or amendment without the consent of, and our compliance with provisions of the indenture requires the waiver of, each holder of the affected debt securities if that amendment or waiver would:

  •
  reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a redemption payment, or change any of the other redemption provisions, with respect to any debt security, except as specifically set forth in the applicable resolution of our board of directors, the officers' certificate or the supplemental indenture establishing the terms and conditions of such debt securities;

  •
  make the principal of or interest on any debt security payable in a currency other than that stated in the debt security;

  •
  waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment, and certain waivers or amendments;

  •
  if the debt securities of that series are entitled to the benefit of any guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders; or

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver (Section 9.02).

        In addition, the indenture permits us and the trustee to make certain routine amendments to the indenture without the consent of any holder of debt securities (Section 9.01).

  Discharge

        Our obligations under the indenture will be discharged as to a series of debt securities when all of the debt securities of that series have been delivered to the trustee for cancellation or, alternatively, when the following conditions are met:

  •
  all of the debt securities of that series that have not been delivered for cancellation have become due and payable, whether by reason of the mailing of a notice of redemption or otherwise, or will become due and payable within one year;

  •
  we have deposited with the trustee in trust for the benefit of the holders of such debt securities funds in an amount sufficient to pay all of our indebtedness owing on such debt securities;

  •
  we or any guarantor of such debt securities have paid all other amounts due and payable by us under the indenture;

        We have instructed the trustee to apply the deposited money toward the payment of such debt securities at maturity or on the date of redemption, as the case may be (Section 8.01).

Legal Defeasance and Covenant Defeasance

        The indenture provides that, upon the satisfaction of certain conditions specified in the indenture:

  •
  we and each guarantor, if any, may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) (we refer to this below as "legal defeasance"); or

  •
  we and each guarantor, if any, may omit to comply with the covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default with respect to the debt securities of that series (we refer to this below as "covenant defeasance") (Section 8.02).

        The conditions to the legal defeasance or covenant defeasance of a series of debt securities as described above include:

  •
  depositing with the trustee money and/or non-callable obligations guaranteed by the U.S. government (which we refer to below as "U.S. government obligations") that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

  •
  in the case of legal defeasance, delivering to the trustee an opinion of counsel confirming that we have received an Internal Revenue Service tax ruling or that there has been a change in applicable United States federal income tax law, in either case to the effect that, and based thereon, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related legal defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been in the case if the deposit and related legal defeasance had not occurred;

  •
  in the case of covenant defeasance, delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred;

  •
  there being no continuing default with respect to the debt securities of that series on the date of deposit of the money and/or U.S. government obligations referred to above (other than a default resulting from the borrowing of funds to be applied to that deposit);

  •
  the defeasance not resulting in a breach or violation of, or default under, any of our or our subsidiaries' material agreements (other than any such default resulting solely from the borrowing of funds to be applied to the deposit referred to above and the grant of any lien on that deposit in favor of the trustee and/or the holders of the debt securities of that series); and

  •
  delivering to the trustee a certificate stating that the deposit was not made with the intent of preferring the holders of the debt securities of that series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors (Section 8.03).

Regarding the Trustee

        The indenture provides that, except during the continuance of an event of default or any event, act or condition that, after notice or the passage of time or both, would be an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an event of default or any event, act or condition that, after notice or the passage of time or both, would be an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs (Section 7.01).

        The indenture and provisions of the Trust Indenture Act that are incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign (Section 7.10).

Governing Law

        The indenture, the debt securities and any subsidiary guarantees will be governed by and construed in accordance with the internal laws of the State of New York (Section 10.08).

DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares, debt securities, subsidiary guarantees of debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

        While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

        We may issue units consisting of common stock, preferred stock, depositary shares, debt securities, subsidiary guarantees of debt securities, warrants, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock," "Description of Preferred Stock," "Description of Depositary Shares," "Description of Warrants," "Description of Purchase Contracts," "Description of Debt Securities and Subsidiary Guarantees," and "Description of Units" will apply to each unit and to any common stock, preferred stock, depositary share, debt security, subsidiary guarantee or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 CERTAIN ANTI-TAKEOVER AND INDEMNIFICATION PROVISIONS OF
OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND DELAWARE LAW

        The following is a summary of certain anti-takeover and indemnification provisions of Delaware law and our certificate of incorporation and bylaws which affect us and our stockholders. The description below is intended as only a summary. You can access complete information by referring to Delaware General Corporation Law and our certificate of incorporation and bylaws, and the following summary is qualified in its entirety by reference to such documents and the applicable provisions of the Delaware General Corporation Law.

Board Composition, Removal of Directors and Filling Vacancies.

        In accordance with our certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that, for so long as the board is classified, directors may be removed only for cause and then only by the affirmative vote of the holders of at least two-thirds of the shares of capital stock issued and outstanding and entitled to vote. Furthermore, unless and until filled by the stockholders, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum, or by a sole director. Any amendment to the provisions of the certificate of incorporation with respect to these matters must be approved by at least 75% of the outstanding shares of capital stock entitled to vote on the amendment.

Blank Check Preferred Stock.

        We have shares of preferred stock available for future issuance without stockholder approval, except to the extent holders of preferred stock have a consent right under the terms of their preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

  •
  before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

  •
  at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Indemnification of Directors and Officers

        Section 102(b)(7) of Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its board of directors for violations of a director's fiduciary duty. Article 9 of our certificate of incorporation eliminates in certain circumstances the liability of our directors for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit.

        Section 145 of Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        In accordance with Section 145, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits of proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, unlawfully or in the best interests our company. With respect to matters as to which our officers and directors and others are determined to be liable for misconduct or negligence in the performance of their duties, our bylaws provide for indemnification only to the extent that the we determine that such person acted in good faith and in a manner not opposed to our best interests.

        However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to Delaware state law, as well as the foregoing charter and bylaw provisions, we have been informed that in the opinion of the SEC, such indemnification as it relates to federal securities laws is against public policy and, therefore, unenforceable. Further, insofar as limitations may be so permitted pursuant to Delaware state law, as well as the foregoing charter and bylaw provisions, such limitation of liabilities does not apply to any liabilities arising under federal securities laws.

        In addition, Section 145 permits us to purchase and maintain insurance on behalf of any of our officers, directors, employees or agents or any person serving at our request as an officer, director, employee or agent of another corporation serving as described above whether or not we would have the power to indemnify such person under Section 145. We have a directors and officers liability policy that insures our officers and directors against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

        In addition, certain directors and officers have been granted contractual indemnification rights, pursuant to which they will be entitled to indemnification from us under certain circumstances.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  through agents to the public or to investors;

  •
  to one or more underwriters or dealers for resale to the public or to investors;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market, or an exchange or otherwise;

  •
  directly to investors in privately negotiated transactions; or

  •
  through a combination of these methods of sale.

        The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to prevailing market prices; or

  •
  negotiated prices.

        We will set forth in a prospectus supplement the terms of the offering of our securities, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of our securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and commissions and other items constituting agents' or underwriters' compensation;

  •
  the public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such common stock may be listed.

Underwriters

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any of the securities offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

        If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

EXPERTS

        The consolidated financial statements of Satcon Technology Corporation included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness our internal control over financial reporting as of December 31, 2008, have been audited by Caturano and Company, P.C., independent registered public accounting firm, as indicated in their reports with respect thereto, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters, including the legality of the securities offered, will be passed upon for us by our counsel, Greenberg Traurig, LLP, Boston, Massachusetts. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov. The SEC's Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

        Our Internet address is www.Satcon.com. The information on our Internet website is not incorporated by reference in this prospectus.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

        We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

  (1)
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

  (2)
  Our Current Report on Form 8-K filed on March 5, 2009; and

  (3)
  The description of our common stock contained in our Registration Statement on Form 8-A filed on November 6, 1992, including any amendments or reports filed for the purpose of updating that description.

        You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Satcon Technology Corporation
27 Drydock Avenue
Boston, MA 02210
Attn: Investor Relations Department
(617) 897-2400

        You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Satcon Technology Corporation
             Shares
Common Stock

PROSPECTUS SUPPLEMENT

June    , 2009

Thomas Weisel Partners LLC

Ardour Capital Investments, LLC

Prospective investors may rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide prospective investors with different or additional information. This prospectus supplement and the accompanying prospectus is not an offer to sell nor is it seeking an offer to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities. You should not assume that the information contained in, or incorporated by reference into, this document is accurate as of any date after the respective dates of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since that date.